EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Fourth-Quarter and Full-Year 2021 Results

London, February 23, 2022 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter and full year ended December 31, 2021.
For the fourth quarter of 2021, worldwide sales from continuing operations were $270.1 million, an increase of 0.2 percent on a reported basis and 1.8 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. Excluding sales from the Heart Valves business, which was divested effective June 1, 2021, worldwide sales from continuing operations increased by 10.1 percent on a reported basis and 11.8 percent on a constant-currency1 basis for the fourth quarter of 2021 compared to the fourth quarter of 2020. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), fourth quarter 2021 diluted loss per share from continuing operations was $0.10. Fourth quarter 2021 adjusted diluted earnings per share from continuing operations was $0.57.
"Our execution during the fourth quarter delivered results that met or exceeded the high end of full-year guidance," said Damien McDonald, Chief Executive Officer of LivaNova. "Neuromodulation sales grew across all regions benefiting from replacement procedures, and Cardiopulmonary sales improved year over year, driven by oxygenator sales. We maintain our commitment to realize operational efficiencies and maximize cash flow generation as evidenced by exceeding the high end of guidance for adjusted free cash flow. While we enter 2022 with ongoing COVID-related market headwinds, we remain focused on delivering sales and earnings growth, achieving our pipeline milestones, and improving profitability and cash generation."

1 Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

Segment Reporting Change
Effective in the fourth quarter of 2021, LivaNova changed its segment reporting from two to three reportable segments: Cardiopulmonary, Neuromodulation and Advanced Circulatory Support (ACS). The change to segregate the Cardiovascular segment into Cardiopulmonary and ACS reflects the way in which the Company internally manages, evaluates performance and allocates resources. This new structure drives further accountability in execution and provides greater transparency to the growth and margin profiles. The segment financial information presented herein reflects these changes for all periods presented.
Fourth Quarter 2021 Results2
The following table summarizes worldwide sales for the fourth quarter of 2021 by segment (in millions):

	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2021	2020
Cardiopulmonary	$133.1	$122.1	9.0%	12.0%
Neuromodulation	121.6	109.2	11.3%	11.9%
Advanced Circulatory Support	13.8	13.3	3.9%	4.0%
Other(1)	1.6	25.0	(93.7)%	(93.4)%
Total Net Sales	270.1	269.6	0.2%	1.8%
Less: Heart Valves	—	24.2	N/A	N/A
Total Net Sales, Excluding Heart Valves	$270.1	$245.3	10.1%	11.8%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change and Total Net Sales, Excluding Heart Valves are non-GAAP metrics. For an explanation of these and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.
(1)     Includes the results of the Heart Valves business, which was divested effective June 1, 2021.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

2 During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised. See the section entitled "Supplemental Unaudited Revised Financial Information and Non-GAAP Measures."

Cardiopulmonary sales increased 12.0 percent versus the fourth quarter of 2020 with growth across all regions. This growth was primarily driven by oxygenator sales due to an increase in procedure volumes.
Neuromodulation sales increased 11.9 percent versus the fourth quarter of 2020. This increase was driven by replacement implants as well as improving market dynamics across all regions.
ACS sales increased 4.0 percent compared to the fourth quarter of 2020 primarily due to increased disposable sales driven by the continued adoption of LifeSPARCTM in the U.S.
Financial Performance
On a U.S. GAAP basis, fourth quarter 2021 operating income from continuing operations was $24.8 million. Adjusted operating income from continuing operations for the fourth quarter of 2021 was $40.2 million, a decrease of 15.1 percent as compared to the fourth quarter of 2020. Improvements in gross profit were offset by higher adjusted selling, general and administrative (SG&A) expenses.
On a U.S. GAAP basis, fourth quarter 2021 effective tax rate was a negative 121.2 percent, as compared to 6.2 percent in the fourth quarter of 2020. The effective tax rate for the fourth quarter of 2021 was impacted by changes in the valuation allowance and in the geographic income mix. The adjusted effective tax rate in the quarter was 13.9 percent, as compared to a negative 1.2 percent in the fourth quarter of 2020, related to changes in the valuation allowance and geographic income mix.
On a U.S. GAAP basis, fourth quarter 2021 diluted loss per share from continuing operations was $0.10. Fourth quarter 2021 adjusted diluted earnings per share from continuing operations was $0.57, as compared to $0.70 per share in the fourth quarter of 2020. Adjusted diluted weighted average shares outstanding for the fourth quarter of 2021 were 54.2 million, as compared to 48.9 million for the fourth quarter of 2020.

Full-Year 2021 Results3
The following table summarizes worldwide sales for the full year 2021 by segment (in millions):

	Twelve Months Ended December 31,		% Change	Constant-Currency % Change
	2021	2020
Cardiopulmonary	$483.0	$446.7	8.1%	6.8%
Neuromodulation	456.2	354.4	28.7%	27.9%
Advanced Circulatory Support	55.5	42.3	31.0%	30.9%
Other(1)	40.8	90.7	(55.1)%	(57.6)%
Total Net Sales	1,035.4	934.2	10.8%	9.7%
Less: Heart Valves	36.2	88.0	N/A	N/A
Total Net Sales, Excluding Heart Valves	$999.2	$846.2	18.1%	17.1%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change and Total Net Sales, Excluding Heart Valves are non-GAAP metrics. For an explanation of these and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.
(1)     Includes the results of the Heart Valves business, which was divested effective June 1, 2021.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiopulmonary sales increased 6.8 percent versus full-year 2020. For 2021, the sales increase was primarily due to growth in oxygenator sales across all regions and growth in heart-lung machine sales in the U.S. region, offset by a reduction in capital equipment purchases in the Rest of World region.
Neuromodulation sales increased 27.9 percent versus 2020. This increase was driven by replacement implants as well as improving market dynamics across all regions resulting from increased hospital access and patient willingness to return to clinics.
ACS sales increased 30.9 percent compared to 2020 primarily due to increased disposable sales driven by the continued adoption of LifeSPARC in the U.S and new account acquisitions.

3 During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised. See the section entitled "Supplemental Unaudited Revised Financial Information and Non-GAAP Measures."

Financial Performance
On a U.S. GAAP basis, full-year 2021 operating loss from continuing operations was $0.8 million. Adjusted operating income from continuing operations for full-year 2021 was $154.8 million, an increase of 65.6 percent as compared to full-year 2020. This increase was primarily driven by revenue growth and gross profit improvements, partially offset by an increase in expenses.
On a U.S. GAAP basis, full-year 2021 effective tax rate was a negative 9.0 percent, as compared to 0.3 percent in 2020. The adjusted effective tax rate for full-year 2021 was 12.0 percent, as compared to 1.4 percent in 2020, related to changes in the geographic income mix and valuation allowance.
On a U.S. GAAP basis, full-year 2021 diluted loss per share from continuing operations was $2.68. Full-year 2021 adjusted diluted earnings per share from continuing operations was $2.07, as compared to $1.21 per share for full-year 2020. Adjusted diluted weighted average shares outstanding for full year 2021 were 51.5 million, as compared to 48.8 million for full year 2020.
Full-year 2021 net cash provided by operating activities was $102.5 million. Full-year 2021 adjusted free cash flow was $84.0 million. Cash and cash equivalents totaled $208.0 million at December 31, 2021. Total debt was $239.5 million.
SNIA Litigation Update
On February 21, 2022, the Court of Appeal of Milan notified the Company that it granted the Company a suspension with respect to the payment of damages in the amount of €453.6 million (approximately U.S. $514.4 million) until a decision has been reached on the appeal to the Court of Cassation (the Italian Supreme Court). This suspension is subject to providing a first demand bank surety of €270.0 million (approximately U.S. $306.2 million) within 30 calendar days. The Company believes that it can satisfy the condition of the surety.
2022 Guidance
LivaNova expects worldwide net sales for full-year 2022 to grow between 3 and 5 percent on a constant-currency basis after excluding the impact of the Heart Valves divestiture. Adjusted diluted earnings per share from continuing operations for 2022 are expected to be in the range of $2.50 to $2.80, assuming a share count of 54 million for full-year 2022. In 2022, the Company estimates that adjusted free cash flow will be in the range of $90 to $110 million.

Webcast and Conference Call Instructions
The Company will host a live audiocast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 23, 2022 that will be accessible at www.livanova.com/events. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the audiocast. To listen to the conference call by telephone, dial +1 844 200 6205 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 167922. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rates and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income from continuing operations, adjusted segment operating income, adjusted income tax expense, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, appointments, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, depreciation and amortization, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic, its variants and the related impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, labor shortages, supplier disruptions, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; and (xiv) organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Lindsey Little Senior Director, Investor Relations Phone: +1 281 895 2382 e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended December 31,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$40.8	$36.3	12.3%	12.3%
Europe	36.0	34.6	3.9%	7.9%
Rest of World	56.4	51.2	10.2%	14.5%
Total	133.1	122.1	9.0%	12.0%
Neuromodulation
US	95.7	85.2	12.3%	12.3%
Europe	12.6	11.5	9.4%	10.9%
Rest of World	13.2	12.5	6.3%	9.6%
Total	121.6	109.2	11.3%	11.9%
Advanced Circulatory Support
US	13.4	13.0	2.7%	2.7%
Europe	0.4	0.2	87.0%	NM
Rest of World	0.1	0.1	(3.1)%	NM
Total	13.8	13.3	3.9%	4.0%
Other
US	—	3.5	(100.0)%	(100.0)%
Europe	—	8.4	(100.0)%	(100.0)%
Rest of World	1.6	13.1	(88.0)%	(87.3)%
Total	1.6	25.0	(93.7)%	(93.4)%
Totals
US	149.8	138.0	8.6%	8.6%
Europe	48.9	54.8	(10.6)%	(7.8)%
Rest of World	71.3	76.8	(7.2)%	(3.6)%
Total	$270.1	$269.6	0.2%	1.8%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Twelve Months Ended December 31,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$154.1	$132.5	16.2%	16.2%
Europe	134.6	122.1	10.2%	6.4%
Rest of World	194.3	192.1	1.2%	0.6%
Total	483.0	446.7	8.1%	6.8%
Neuromodulation
US	358.5	282.5	26.9%	26.9%
Europe	51.4	39.0	31.8%	25.1%
Rest of World	46.3	32.9	40.5%	40.3%
Total	456.2	354.4	28.7%	27.9%
Advanced Circulatory Support
US	53.8	41.1	31.0%	31.0%
Europe	1.1	1.0	9.1%	7.0%
Rest of World	0.5	0.2	159.0%	NM
Total	55.5	42.3	31.0%	30.9%
Other
US	4.9	12.5	(60.5)%	(60.5)%
Europe	14.4	31.3	(53.9)%	(58.5)%
Rest of World	21.4	47.0	(54.4)%	(56.3)%
Total	40.8	90.7	(55.1)%	(57.6)%
Totals
US	571.3	468.6	21.9%	21.9%
Europe	201.5	193.4	4.2%	(0.3)%
Rest of World	262.5	272.2	(3.6)%	(4.3)%
Total	$1,035.4	$934.2	10.8%	9.7%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2021	2020 (1)	% Change
Net sales	$270.1	$269.6
Cost of sales	68.4	102.7
Gross profit	201.6	166.9	20.8%
Operating expenses:
Selling, general and administrative	124.4	114.9
Research and development	44.1	44.5
Impairment of disposal group	—	180.2
Impairment of goodwill	—	21.3
Impairment of long-lived assets	—	6.8
Other operating expenses	8.4	48.4
Operating income (loss) from continuing operations	24.8	(249.0)	(109.9)%
Interest expense, net	(6.2)	(16.0)
Foreign exchange and other gains/(losses)	(20.9)	(33.9)
Loss from continuing operations before tax	(2.3)	(298.9)	(99.2)%
Income tax expense (benefit)	2.8	(18.4)
Net loss from continuing operations	(5.1)	(280.6)	(98.2)%
Net loss from discontinued operations, net of tax	—	(0.5)
Net loss	($5.1)	($281.1)	(98.2)%

Basic loss per share:
Continuing operations	($0.10)	($5.77)
Discontinued operations	—	(0.01)
	($0.10)	($5.78)

Diluted loss per share:
Continuing operations	($0.10)	($5.77)
Discontinued operations	—	(0.01)
	($0.10)	($5.78)

Weighted average common shares outstanding:
Basic	53.3	48.6
Diluted	53.3	48.6

* Numbers may not add precisely due to rounding.

(1)	The condensed consolidated statement of income for the three months ended December 31, 2020 has been revised.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,		% Change (1)
	2021	2020
Adjusted SG&A (1)	$107.4	$93.7	14.6%
Adjusted R&D (1)	40.8	39.0	4.8%
Adjusted operating income from continuing operations (1)	40.2	47.3	(15.1)%
Adjusted net income from continuing operations (1)	30.7	34.0	(9.8)%
Adjusted diluted earnings per share from continuing operations (1)	$0.57	$0.70	(18.6)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2021	2020	2021	2020
Gross profit	74.7%	61.9%	69.8%	66.8%
SG&A	46.1%	42.6%	39.8%	34.7%
R&D	16.3%	16.5%	15.1%	14.5%
Operating income (loss) from continuing operations	9.2%	(92.4)%	14.9%	17.5%
Net (loss) income from continuing operations	(1.9)%	(104.1)%	11.4%	12.6%
Income tax rate	(121.2)%	6.2%	13.9%	(1.2)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2021	2020 (1)	% Change
Net sales	$1,035.4	$934.2
Cost of sales	329.4	339.5
Gross profit	706.0	594.8	18.7%
Operating expenses:
Selling, general and administrative	471.9	446.6
Research and development	183.4	152.9
Impairment of disposal group	—	180.2
Impairment of goodwill	—	21.3
Impairment of long-lived assets	—	6.8
Other operating expenses	51.5	61.0
Operating loss from continuing operations	(0.8)	(273.9)	(99.7)%
Interest expense, net	(49.7)	(40.7)
Loss on debt extinguishment	(60.2)	(1.4)
Foreign exchange and other gains/(losses)	(13.7)	(32.0)
Loss from continuing operations before tax	(124.5)	(348.0)	(64.2)%
Income tax expense (benefit)	11.2	(1.0)
Losses from equity method investments	(0.1)	(0.3)
Net loss from continuing operations	(135.8)	(347.3)	(60.9)%
Net loss from discontinued operations, net of tax	—	(1.5)
Net loss	($135.8)	($348.8)	(61.1)%

Basic loss per share:
Continuing operations	($2.68)	($7.15)
Discontinued operations	—	(0.03)
	($2.68)	($7.18)

Diluted loss per share:
Continuing operations	($2.68)	($7.15)
Discontinued operations	—	(0.03)
	($2.68)	($7.18)

Weighted average common shares outstanding:
Basic	50.6	48.6
Diluted	50.6	48.6

* Numbers may not add precisely due to rounding.

(1)	The condensed consolidated statement of income for the twelve months ended December 31, 2020 has been revised.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$397.8	$368.8	7.9%
Adjusted R&D (1)	163.7	150.9	8.5%
Adjusted operating income from continuing operations (1)	154.8	93.5	65.6%
Adjusted net income from continuing operations (1)	106.7	59.0	80.8%
Adjusted diluted earnings per share from continuing operations (1)	$2.07	$1.21	71.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Twelve Months Ended December 31,		Adjusted (1) Twelve Months Ended December 31,
	2021	2020	2021	2020
Gross profit	68.2%	63.7%	69.3%	65.6%
SG&A	45.6%	47.8%	38.4%	39.5%
R&D	17.7%	16.4%	15.8%	16.2%
Operating (loss) income from continuing operations	(0.1)%	(29.3)%	15.0%	10.0%
Net (loss) income from continuing operations	(13.1)%	(37.2)%	10.3%	6.3%
Income tax rate	(9.0)%	0.3%	12.0%	1.4%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)

Three Months Ended December 31, 2021	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Heart Valves (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Certain Legal, Contingent Consideration and Other (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$68.4	$—	($3.9)	$—	($0.4)	$—	$18.0	($0.4)	$—	$—	$81.7
Gross profit percent	74.7%	—%	1.4%	—%	0.2%	—%	(6.7)%	0.2%	—%	—%	69.8%
Selling, general and administrative	124.4	—	(3.0)	—	—	—	(6.9)	(7.2)	—	—	107.4
Selling, general and administrative as a percent of net sales	46.1%	—%	(1.1)%	—%	—%	—%	(2.6)%	(2.7)%	—%	—%	39.8%
Research and development	44.1	—	—	—	—	—	(0.9)	(2.4)	—	—	40.8
Research and development as a percent of net sales	16.3%	—%	—%	—%	—%	—%	(0.3)%	(0.9)%	—%	—%	15.1%
Other operating expenses	8.4	0.1	—	(2.6)	—	—	(5.8)	—	—	—	—
Operating income from continuing operations	24.8	(0.1)	6.8	2.6	0.4	—	(4.3)	10.0	—	—	40.2
Operating margin percent	9.2%	—%	2.5%	1.0%	0.2%	—%	(1.6)%	3.7%	—%	—%	14.9%
Income tax expense	2.8	(0.1)	0.3	(1.0)	0.1	—	0.7	—	2.2	—	5.0
Net (loss) income from continuing operations	(5.1)	0.1	6.5	3.6	0.3	19.0	(5.0)	10.0	(2.2)	3.6	30.7
Diluted EPS - Continuing Operations	($0.10)	$—	$0.12	$0.07	$0.01	$0.35	($0.09)	$0.19	($0.04)	$0.07	$0.57

GAAP results for the three months ended December 31, 2021 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Loss associated with the sale of Heart Valves
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with the June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters and remeasurement of contingent consideration related to acquisitions
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to non-cash interest expense on the Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$102.7	$—	$—	($4.8)	$—	($1.0)	$—	($6.7)	($0.5)	$—	$—	$89.6
Gross profit percent	61.9%	—%	—%	1.8%	—%	0.4%	—%	2.5%	0.2%	—%	—%	66.8%
Selling, general and administrative	114.9	—	—	(4.5)	—	—	(0.2)	(10.0)	(6.5)	—	—	93.7
Selling, general and administrative as a percent of net sales	42.6%	—%	—%	(1.7)%	—%	—%	(0.1)%	(3.7)%	(2.4)%	—%	—%	34.7%
Research and development	44.5	—	—	—	—	—	—	(4.3)	(1.2)	—	—	39.0
Research and development as a percent of net sales	16.5%	—%	—%	—%	—%	—%	—%	(1.6)%	(0.5)%	—%	—%	14.5%
Other operating expenses	256.6	(0.7)	(5.5)	—	(208.2)	—	—	(42.1)	—	—	—	—
Operating (loss) income from continuing operations	(249.0)	0.7	5.5	9.4	208.2	1.0	0.2	63.1	8.2	—	—	47.3
Operating margin percent	(92.4)%	0.3%	2.1%	3.5%	77.2%	0.4%	0.1%	23.4%	3.1%	—%	—%	17.5%
Income tax (benefit) expense	(18.4)	(0.3)	0.4	(1.3)	23.1	0.3	—	(0.1)	(0.4)	(4.0)	0.3	(0.4)
Net (loss) income from continuing operations	(280.6)	1.0	5.2	10.7	185.1	0.7	32.2	62.6	8.7	4.0	4.5	34.0
Diluted EPS - Continuing Operations	($5.77)	$0.02	$0.11	$0.22	$3.78	$0.01	$0.66	$1.28	$0.18	$0.08	$0.09	$0.70

GAAP results for the three months ended December 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairments primarily associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and provision for decommissioning at our Saluggia site
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes and intellectual property migration
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$329.4	$—	$—	($15.7)	$—	($0.8)	$—	$7.7	($2.5)	$—	$—	$318.0
Gross profit percent	68.2%	—%	—%	1.5%	—%	0.1%	—%	(0.7)%	0.2%	—%	—%	69.3%
Selling, general and administrative	471.9	—	—	(12.2)	—	—	—	(32.4)	(29.4)	—	—	397.8
Selling, general and administrative as a percent of net sales	45.6%	—%	—%	(1.2)%	—%	—%	—%	(3.1)%	(2.8)%	—%	—%	38.4%
Research and development	183.4	—	—	0.2	—	—	—	(11.2)	(8.7)	—	—	163.7
Research and development as a percent of net sales	17.7%	—%	—%	—%	—%	—%	—%	(1.1)%	(0.8)%	—%	—%	15.8%
Other operating expenses	51.5	(0.7)	(9.7)	—	(1.9)	—	—	(38.1)	—	—	—	1.0
Operating (loss) income from continuing operations	(0.8)	0.7	9.7	27.8	1.9	0.8	—	74.0	40.6	—	—	154.8
Operating margin percent	(0.1)%	0.1%	0.9%	2.7%	0.2%	0.1%	—%	7.2%	3.9%	—%	—%	15.0%
Income tax expense	11.2	—	0.2	1.9	2.1	0.3	—	1.7	0.7	(3.5)	—	14.6
Net (loss) income from continuing operations	(135.8)	0.7	9.5	25.8	(0.1)	0.6	81.7	64.2	39.9	3.5	16.8	106.7
Diluted EPS - Continuing Operations	($2.68)	$0.01	$0.18	$0.50	$—	$0.01	$1.59	$1.25	$0.77	$0.07	$0.33	$2.07

GAAP results for the twelve months ended December 31, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Loss associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with the June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters, remeasurement of contingent consideration related to acquisitions, gain from remeasurement of an investment and dividend income
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$339.5	$—	$—	($20.9)	$—	($7.9)	$—	$12.2	($1.9)	$—	$—	$321.0
Gross profit percent	63.7%	—%	—%	2.2%	—%	0.8%	—%	(1.3)%	0.2%	—%	—%	65.6%
Selling, general and administrative	446.6	—	—	(20.2)	—	—	(2.6)	(25.3)	(29.7)	—	—	368.8
Selling, general and administrative as a percent of net sales	47.8%	—%	—%	(2.2)%	—%	—%	(0.3)%	(2.7)%	(3.2)%	—%	—%	39.5%
Research and development	152.9	—	—	(0.1)	—	—	—	1.6	(3.5)	—	—	150.9
Research and development as a percent of net sales	16.4%	—%	—%	—%	—%	—%	—%	0.2%	(0.4)%	—%	—%	16.2%
Other operating expenses	269.2	(7.3)	(7.6)	—	(208.2)	—	—	(46.1)	—	—	—	—
Operating (loss) income from continuing operations	(273.9)	7.3	7.6	41.2	208.2	7.9	2.6	57.5	35.1	—	—	93.5
Operating margin percent	(29.3)%	0.8%	0.8%	4.4%	22.3%	0.8%	0.3%	6.2%	3.8%	—%	—%	10.0%
Income tax (benefit) expense	(1.0)	—	0.4	3.2	23.1	1.4	—	2.2	0.6	(29.1)	—	0.9
Net (loss) income from continuing operations	(347.3)	7.3	7.2	38.0	185.1	6.4	30.0	54.8	34.5	29.1	14.0	59.0
Diluted EPS - Continuing Operations	($7.15)	$0.15	$0.15	$0.78	$3.79	$0.13	$0.61	$1.12	$0.71	$0.60	$0.29	$1.21

GAAP results for the twelve months ended December 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairments primarily associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and provision for decommissioning at our Saluggia site
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2021	December 31, 2020 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$208.0	$252.8
Accounts receivable, net of allowance	185.4	184.4
Inventories	105.8	115.3
Prepaid and refundable taxes	37.6	60.2
Assets held for sale	—	70.5
Current derivative assets	106.6	2.1
Prepaid expenses and other current assets	35.7	22.7
Total Current Assets	679.2	708.0
Property, plant and equipment, net	150.1	163.8
Goodwill	899.5	922.3
Intangible assets, net	399.7	437.6
Operating lease assets	40.6	50.5
Investments	16.6	31.1
Deferred tax assets	2.2	3.0
Long-term derivative assets	—	72.3
Other assets	13.1	11.2
Total Assets	$2,201.0	$2,400.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$229.7	$13.3
Accounts payable	68.0	73.7
Accrued liabilities and other	88.9	88.0
Current derivative liabilities	183.1	7.4
Current litigation provision liability	32.8	28.6
Taxes payable	15.1	16.5
Accrued employee compensation and related benefits	79.3	51.9
Liabilities held for sale	—	29.7
Total Current Liabilities	697.0	309.1
Long-term debt obligations	9.8	642.3
Contingent consideration	86.8	89.9
Deferred tax liabilities	7.7	7.1
Long-term operating lease liabilities	35.9	42.2
Long-term employee compensation and related benefits	19.1	20.6
Long-term derivative liabilities	—	121.9
Other long-term liabilities	49.9	57.6
Total Liabilities	906.3	1,290.7
Total Stockholders’ Equity	1,294.6	1,109.3
Total Liabilities and Stockholders’ Equity	$2,201.0	$2,400.0

* Numbers may not add precisely due to rounding.

(1)	The condensed consolidated balance sheet as of December 31, 2020 has been revised.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Twelve Months Ended December 31,
	2021	2020 (1)
Operating Activities:
Net loss	($135.8)	($348.8)
Non-cash items included in net loss:
Loss on debt extinguishment	60.2	1.4
Stock-based compensation	40.6	35.1
Amortization	26.5	38.3
Depreciation	24.5	29.0
Remeasurement of derivative instruments	17.6	22.1
Amortization of operating lease assets	16.9	14.0
Amortization of debt issuance costs	16.7	9.7
Deferred tax expense	2.9	37.1
Remeasurement of contingent consideration to fair value	0.6	(20.5)
Impairment of long-lived assets	—	6.8
Impairment of disposal group and loss on sale	1.9	180.2
Impairment of goodwill	—	21.3
Other	0.7	2.0
Changes in operating assets and liabilities:
Accounts receivable, net	(15.7)	58.8
Inventories	4.5	5.4
Other current and non-current assets	24.1	(39.6)
Accounts payable and accrued current and non-current liabilities	13.0	(0.9)
Taxes payable	0.1	3.6
Litigation provision liability	3.3	(134.3)
Net cash provided by (used in) operating activities	102.5	(79.4)
Investing Activities:
Proceeds from sale of Heart Valves, net of cash disposed	42.9	—
Purchases of property, plant and equipment	(25.5)	(35.0)
Proceeds from sale of Respicardia investment and loan	23.1	—
Purchase of investments	(3.7)	(3.2)
Acquisitions, net of cash acquired	(1.7)	(1.7)
Other	1.7	(1.9)
Net cash provided by (used in) investing activities	36.9	(41.8)
Financing Activities:
Repayment of long-term debt obligations	(452.3)	(482.1)
Proceeds from issuance of ordinary shares, net	322.6	—
Payment of make-whole premium on long-term debt obligations	(35.6)	—
Shares repurchased from employees for minimum tax withholding	(12.9)	(5.6)
Payment of contingent consideration	(5.2)	(12.0)
Debt issuance costs	(2.5)	(23.7)
Proceeds from long-term debt obligations	—	886.9
Proceeds from short term borrowings (maturities greater than 90 days)	—	47.1
Repayments of short term borrowings (maturities greater than 90 days)	—	(44.8)
Purchase of capped call	—	(43.1)
Closing adjustment payment for sale of CRM business	—	(14.9)
Other	4.5	3.0
Net cash (used in) provided by financing activities	(181.5)	310.8
Effect of exchange rate changes on cash and cash equivalents	(2.8)	2.2
Net (decrease) increase in cash and cash equivalents	(44.8)	191.7
Cash and cash equivalents at beginning of period	252.8	61.1
Cash and cash equivalents at end of period	$208.0	$252.8

* Numbers may not add precisely due to rounding.

(1)	The condensed consolidated statement of cash flows for the twelve months ended December 31, 2020 has been revised.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31,		% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
	2021	2020
Total GAAP net sales	$270.1	$269.6	0.2%	1.8%
Less Heart Valves net sales	—	24.2	N/A	N/A
Total net sales, excluding Heart Valves	$270.1	$245.3	10.1%	11.8%

	2021	2019
Total GAAP net sales	$270.1	$287.6	(6.1)%	(5.6)%
Less Heart Valves net sales	—	32.1	N/A	N/A
Total net sales, excluding Heart Valves	$270.1	$255.5	5.7%	6.2%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
Twelve Months Ended December 31, 2021
Net cash provided by operating activities	$102.5
Less: Purchases of plant, property and equipment	(25.5)
Less: Cash received from tax stimulus	(24.5)
Less: Dividends received from investment	(3.4)
Add: 3T litigation payments	34.8
Adjusted free cash flow	$84.0

*	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP diluted weighted average shares outstanding	53.3	48.6	50.6	48.6
Add effects of stock-based compensation instruments	0.9	0.3	0.9	0.2
Adjusted diluted weighted average shares outstanding (1)	54.2	48.9	51.5	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.

SUPPLEMENTAL UNAUDITED REVISED FINANCIAL INFORMATION AND NON-GAAP MEASURES (U.S. dollars in millions, except per share and statistics amounts)
	Three Months Ended								Twelve Months Ended
	March 31, 2020		June 30, 2020		September 30, 2020		December 31, 2020		December 31, 2020
	As Reported	As Revised (1)	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised (1)	As Reported	As Revised (1)
GAAP
Cost of sales	$68.9	$77.1	$65.7	$67.2	$92.4	$92.5	$95.9	$102.7	$308.1	$339.5
Operating income (loss) from continuing operations	0.6	(0.6)	(15.2)	(16.7)	(7.5)	(7.6)	(247.7)	(249.0)	(269.9)	(273.9)
Net income (loss) from continuing operations	38.6	37.5	(88.0)	(89.4)	(14.8)	(14.8)	(279.3)	(280.6)	(343.5)	(347.3)
Diluted earnings per share from continuing operations	$0.79	$0.77	($1.81)	($1.84)	($0.30)	($0.30)	($5.74)	($5.77)	($7.07)	($7.15)
Statistics (as a % of net sales, except income tax rate):
Gross profit	71.0%	68.2%	63.9%	63.1%	61.5%	61.5%	64.1%	61.9%	66.2%	63.7%
Operating margin	0.3%	(0.2)%	(8.4)%	(9.2)%	(3.1)%	(3.1)%	(91.9)%	(92.4)%	(28.9)%	(29.3)%
Income tax rate	744.4%	622.3%	(306.0)%	(285.7)%	21.3%	21.3%	6.2%	6.2%	0.2%	0.3%

Non-GAAP
Cost of sales	$76.7	$77.9	$71.6	$73.1	$80.3	$80.4	$88.3	$89.6	$317.0	$321.0
Adjusted operating income from continuing operations	21.0	19.8	(4.2)	(5.7)	32.1	32.1	48.6	47.3	97.5	93.5
Adjusted net income from continuing operations	16.0	15.1	(7.5)	(8.5)	18.5	18.4	34.9	34.0	61.9	59.0
Adjusted diluted earnings per share from continuing operations	$0.33	$0.31	($0.15)	($0.18)	$0.38	$0.38	$0.71	$0.70	$1.27	$1.21
Statistics (as a % of net sales, except income tax rate):
Adjusted gross profit	68.3%	67.9%	60.7%	59.9%	66.5%	66.5%	67.2%	66.8%	66.1%	65.6%
Adjusted operating margin	8.7%	8.2%	(2.3)%	(3.1)%	13.4%	13.4%	18.0%	17.5%	10.4%	10.0%
Adjusted income tax rate	8.2%	6.6%	2.8%	7.2%	4.5%	4.4%	(0.1)%	(1.2)%	3.2%	1.4%

During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised herein.

(1) In addition to the revision of an error discussed above, cost of sales and gross profit (GAAP and Non-GAAP) as revised includes product remediation expenses and amortization of intangibles that were reclassified to cost of sales for comparative purposes.

SUPPLEMENTAL UNAUDITED REVISED FINANCIAL INFORMATION AND NON-GAAP MEASURES (U.S. dollars in millions, except per share and statistics amounts)
	Three Months Ended						Nine Months Ended
	March 31, 2021		June 30, 2021		September 30, 2021		September 30, 2021
	As Reported	As Revised (1)	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
GAAP
Cost of sales	$79.2	$84.2	$90.8	$92.2	$83.1	$84.6	$256.8	$261.0
Operating income (loss) from continuing operations	(4.4)	(5.7)	(34.9)	(36.3)	17.9	16.4	(21.4)	(25.5)
Net income (loss) from continuing operations	(29.7)	(30.8)	(55.3)	(56.5)	(42.2)	(43.4)	(127.3)	(130.7)
Diluted earnings per share from continuing operations	($0.61)	($0.63)	($1.13)	($1.15)	($0.82)	($0.84)	($2.56)	($2.63)
Statistics (as a % of net sales, except income tax rate):
Gross profit	68.0%	66.0%	65.7%	65.1%	67.2%	66.6%	66.4%	65.9%
Operating margin	(1.8)%	(2.3)%	(13.2)%	(13.7)%	7.1%	6.5%	(2.8)%	(3.3)%
Income tax rate	(10.7)%	(9.4)%	(8.1)%	(7.4)%	(5.2)%	(4.5)%	(7.7)%	(6.9)%

Non-GAAP
Cost of sales	$77.8	$79.1	$80.1	$81.5	$74.3	$75.7	$232.2	$236.3
Adjusted operating income from continuing operations	31.6	30.3	39.3	37.9	47.9	46.5	118.8	114.7
Adjusted net income from continuing operations	17.5	16.6	25.7	24.7	35.8	34.7	79.1	76.1
Adjusted diluted earnings per share from continuing operations	$0.35	$0.34	$0.52	$0.50	$0.68	$0.66	$1.56	$1.50
Statistics (as a % of net sales, except income tax rate):
Adjusted gross profit	68.6%	68.1%	69.7%	69.2%	70.7%	70.1%	69.7%	69.1%
Adjusted operating margin	12.7%	12.2%	14.9%	14.3%	18.9%	18.4%	15.5%	15.0%
Adjusted income tax rate	10.8%	9.7%	14.7%	14.1%	10.5%	9.9%	12.0%	11.3%

During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised herein.

(1) In addition to the revision of an error discussed above, cost of sales and gross profit (GAAP and Non-GAAP) as revised includes product remediation expenses and amortization of intangibles that were reclassified to cost of sales for comparative purposes.